                                                               EXHIBIT (3)(i)(b)

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                          OF OAKRIDGE EXPLORATION, INC.


ARTICLE ONE:  The name of the Corporation is Oakridge Exploration, Inc.

ARTICLE TWO: The following amendment ("Amendment") to Article I of the Articles of Incorporation of the Corporation was adopted by the shareholders of the Corporation at its annual meeting of shareholders held on October 21, 1982:

                                   "ARTICLE I

                                      Name

         The name of the Corporation (hereinafter called the "Corporation") is Oakridge Energy, Inc."

ARTICLE THREE: As of the date that the Amendment was adopted by the shareholders of the Corporation, the Corporation had issued and outstanding a total of 4,036,315 shares of its common stock, $.04 par value ("Common Stock"). The Common Stock is the Corporation's only class of stock, and all 4,036,315 outstanding shares of Common Stock were entitled to vote on the Amendment.

ARTICLE FOUR: A total of 3,026,015 shares voted in favor of the Amendment, 8,100 shares voted against the Amendment and 8,950 shares abstained from voting on the Amendment.

         EXECUTED this 21st day of October, 1982.

                                             OAKRIDGE EXPLORATION, INC.


                                             By  /s/  Noel Pautsky
                                               ---------------------------------
                                                Noel Pautsky, President



                                             By  /s/ Harvey Lee Ickert
                                               ---------------------------------
                                                Harvey Lee Ickert, Secretary



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STATE OF TEXAS                  )
                                )
COUNTY OF WICHITA               )

         On this 21st day of October, 1982, personally appeared before me Noel Pautsky and Harvey Lee Ickert, known to me to be the President and Secretary, respectively, of Oakridge Exploration, Inc., and authorized to execute the foregoing Amendment by resolution of the shareholders of Oakridge Exploration, Inc., and acknowledged to me that they executed the same for and on behalf of the Corporation and that the Corporation executed the same.



                                      /s/ Lesley B. Chasteen
                                     -------------------------------------------
                                     Notary Public in and for the State of Texas

My Commission Expires:

         8-4-84
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